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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       June 18, 2004
                                                 -------------------------------

                               DCB Financial Corp.
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             (Exact Name of Registrant as Specified in its Charter)

         Ohio                                        0-22387                    31-1469837
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(State or Other Jurisdiction        (Commission File Number)           (IRS Employer
of Incorporation)                                                      Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio                                           43035
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(Address of Principal Executive Offices)                                        (Zip Code)

Registrant's Telephone Number, including Area Code   (740) 657-7000
                                                   -----------------------------

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

Registrant's common shares, no par value, are registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). This report updates the description of Registrant's common shares.

The Registrant is an Ohio corporation. Its Amended and Restated Articles of Incorporation authorize the issuance of 7,500,000 common shares. There are no conversion terms, sinking fund provisions, redemption rights or preemptive rights associated with Registrant's common shares. Upon receipt of consideration by the Registrant as fixed by Registrant's Board of Directors, each common share issued is then fully paid and nonassessable. In the event of any liquidation of the Registrant, holders of the common shares will be entitled to share ratably in all assets available for distribution after payment of Registrant's liabilities, subject, however, to the rights of the holders of any preferred shares then outstanding. The common shares are subject to all of the terms and provisions of the preferred shares as established by the Board in accordance with Registrant's Amended and Restated Articles of Incorporation, as discussed more fully below. Following is a summary of other general rights of Registrant's common shares.

- DIVIDEND RIGHTS. The holders of Registrant's common shares are entitled to the payment of dividends when, as and if declared by the Board of Directors and paid out of funds, if any, available under applicable laws and regulations for the payment of dividends.

- VOTING RIGHTS AND ELECTION OF DIRECTORS. Subject to any future issuance of preferred shares and the terms thereof, as discussed more fully below, holders of Registrant's common shares possess exclusive voting rights with respect to the capital stock of the Registrant. Each holder is entitled to one vote for each common share held of record on all matters submitted to a vote of holders of common shares. A majority of the outstanding capital stock, represented in person or by proxy, constitutes a quorum at any meeting of the shareholders sufficient to conduct business. Holders of common shares do not have cumulative voting rights in the election of Directors. Registrant's Directors are elected by a plurality of the votes cast by the holders of common shares entitled to vote in the election. Registrant's Amended and Restated Code of Regulations classify the Registrant's Board of Directors into three classes as nearly equal in number as possible, with approximately one-third of the Directors elected at each annual meeting. Consequently, two annual meetings are necessary to change a majority of the Directors of Registrant. A majority of the votes cast will decide other matters submitted to a vote of the shareholders, unless otherwise provided by law, the Amended and Restated Articles of Incorporation or the Amended and Restated Code of Regulations.

- RESTRICTIONS ON ALIENATION. No restrictions on alienation of Registrant's common shares are imposed by Registrant's Amended and Restated Articles of Incorporation or Amended and Restated Code of Regulations. However, in some instances, the Registrant may impose restrictions on the sale or other transfer of its common shares to the extent necessary to assure compliance with federal and state securities laws and regulations.

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-    PREFERRED SHARES.  The Registrant's  Amended and Restated  Articles of
     Incorporation authorize a class of 2,000,000 preferred shares. The Board of Directors is authorized, without further shareholder approval, to issue preferred shares on the terms that the Board determines appropriate, in its discretion. The Board is able to determine the voting rights, dividend or distribution rate, dates for payment of dividends or distributions, whether dividends are cumulative, liquidation prices, redemption rights and prices, any sinking fund requirements, any conversion rights and any restrictions on the issuance of any series of preferred shares. The preferred shares may be issued with voting or conversion rights which could adversely affect the voting power of the holders of common shares. The availability of authorized but unissued preferred shares potentially discourages third parties from attempting to gain control of the Registrant, since the Board of Directors could authorize the issuance of preferred shares in a private placement or otherwise to one or more persons. The issuance of these shares could also dilute the voting power of a person attempting to acquire control of the Registrant, increase the cost of acquiring control or otherwise hinder the efforts of the other person to acquire control. Such shares also could be used to adopt a shareholder rights plan to attempt to avoid an undesirable takeover of the Registrant.

- REMOVAL OF DIRECTORS. Directors may be involuntarily removed from office before their term expires only for cause, and only if holders of at least 75% of the Registrant's common shares vote in favor of removal at a meeting of shareholders.

- SPECIAL SHAREHOLDERS MEETINGS. A special shareholder meeting may only be called by the Chairman of the Board of Directors, the President of the Registrant, the Board of Directors or holders of at least 50% of the outstanding common shares.

- RESTRICTIONS ON BUSINESS AT SHAREHOLDER MEETINGS. Generally, business at the Registrant's shareholders meetings is restricted to the purpose of the meeting described in the notice (if it is a special shareholders' meeting), business that the Board of Directors wishes to be taken up at the meeting (regardless of whether it is a special or regular meeting) or which is brought before the meeting pursuant to a timely written notice to the President by one or more shareholders. A notice is deemed timely if it is received at the Registrant's executive offices at least 60 days prior to the meeting date. The required contents of the notice by the shareholder are contained in the Amended and Restated Code of Regulations and must be strictly complied with in order for a shareholder proposal to be considered.

- AMENDMENTS TO ARTICLES AND CODE. Each of the Amended and Restated Articles of Incorporation and the Amended and Restated Code of Regulations require a majority vote of the outstanding shares to make most amendments thereto. However, the Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations increase the percentage of voting shares outstanding required to change some of the provisions of the Amended and Restated Articles of Incorporation or Amended and Restated Code of Regulations, absent prior approval by at least two-thirds of the Registrant's Directors. Affected provisions under the Articles of Incorporation include the Fair Price and Super Vote Requirement provisions and the opt-out by the Company from the application the Ohio Control Share Acquisition Statute, which are found under

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     Articles SIXTH and SEVENTH, respectively. Affected provisions under the
     Code of Regulations include Sections 1, 2, 3 and 5 of Article III, which govern the number, election, nomination, and removal of members of the Board of Directors, and Article X, which governs amendments to the Code.

- FAIR PRICE AND SUPER VOTE PROVISIONS. Registrant's Amended and Restated Articles of Incorporation contains "supermajority" and "fair price" provisions. These provisions require the affirmative vote of 80% of the Registrant's outstanding voting power to approve certain business transactions (such as mergers or disposition of substantially all of its assets) involving an "interested shareholder", defined as another person or entity owning ten percent or more of the outstanding capital stock of the Registrant, unless first approved by two-thirds of the Registrant's Directors not affiliated with the interested shareholder. The Articles of Incorporation also require the approval of 66-2/3% of the outstanding shares, exclusive of shares held by the interested shareholder, or the payment of a "fair price," as defined in the Articles of Incorporation, for any shares acquired by an interested shareholder unless approved by two-thirds of the Directors who are not affiliated with the interested shareholder. The intent of these provisions is to attempt to force any proposed acquirer of the Registrant to negotiate with the Board of Directors.

- MERGER MORATORIUM STATUTE. The Registrant is also subject to a set of provisions under Ohio law, which is referred to as the "Merger Moratorium Statute." The Merger Moratorium Statute regulates certain business combinations between a "public company" and an "interested shareholder" such as mergers or disposition of substantially all of the Registrant's assets. Subject to certain exceptions, these transactions are prohibited for a three-year period. Prior to the end of the three-year period, a prohibited transaction may take place provided certain conditions are satisfied.

Each of the provisions described in the previous seven paragraphs and the classification of the Board of Directors could have the effect of delaying, deferring or preventing a change in control of the Registrant.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

         Dated:   June 18, 2004            DCB Financial Corp

                                           By: /s/ Jeffrey T. Benton
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                                           Jeffrey T. Benton
                                           President and Chief Executive Officer